Principal Life Insurance Company
                                         Schedule I -- Summary of Investments
                                       Other than Investments in Related Parties
                                                As of December 31, 2006

                                                                                                   Amount at Which
                                                                                                    Shown in the
                                                                                                    Statement of
Type of investment                                             Cost              Value           Financial Position
-------------------------------------------------------  -----------------  ----------------- --------------------------
                                                                                 (in millions)
Fixed maturities, available-for-sale:
   U.S. Treasury securities and obligations of U.S.
      Government corporations and agencies                        $ 522.3            $ 519.4                    $ 519.4
   States, municipalities and political subdivisions              1,557.7            1,598.1                    1,598.1
   Foreign governments                                              384.9              420.6                      420.6
   Public utilities                                               2,712.2            2,804.7                    2,804.7
   Convertibles and bonds with warrants attached                        -                  -                          -
   Redeemable preferred                                             268.9              272.9                      272.9
   All other corporate bonds                                     26,524.3           27,249.9                   27,249.9
Mortgage-backed and other asset-backed securities                 9,163.8            9,303.2                    9,303.2
                                                         -----------------  ----------------- --------------------------
       Total fixed maturities, available for sale                41,134.1           42,168.8                   42,168.8
                                                         -----------------  ----------------- --------------------------

Fixed maturities, trading                                           197.9              197.9                      197.9

Equity securities, available-for-sale
   Common stocks:
   Banks, trust and insurance companies                               3.5                3.8                        3.8
   Public utilities                                                     -                  -                          -
   Industrial, miscellaneous and all other                           10.6               16.7                       16.7
Non-redeemable preferred stock                                      623.9              624.8                      624.8
                                                         -----------------  ----------------- --------------------------
       Total equity securities, available-for-sale                  638.0              645.3                      645.3

Equity securities, trading                                          148.2              148.2                      148.2

Mortgage loans                                                   11,177.5               XXXX                   11,141.9

Real estate, net:
   Real estate acquired in satisfaction of debt                      12.4               XXXX                       12.4
   Other real estate                                                847.0               XXXX                      842.4

Policy loans                                                        850.7               XXXX                      850.7
Other investments                                                   933.9               XXXX                      933.6

                                                         -----------------  ----------------- --------------------------
       Total investments                                       $ 55,939.7               XXXX                 $ 56,941.2
                                                         =================  ================= ==========================


                             Life Insurance Company
               Schedule III - Supplementary Insurance Information
   As of December 31, 2006, 2005 and 2004 and for each of the years then ended


                                                                                                 Amortization
                                      Deferred      Future   Contractholder           Benefits,  of Deferred
                                       Policy       Policy      and other     Net    claims and    Policy      Other
                                     Acquisition   Benefits   policyholder  Premium  investment  settlement  Acquisition  operating
                                       Costs      and claims     funds      revenue    income     expenses     Costs       expenses
                                      ----------------------------------------------------------------------------------------------
                                          (in millions)
                          2006:00:00

                                       $            $           $            $          $         $            $           $
U.S. Asset Management
and Accumulation                       985.6        7,719.3    34,570.0      462.3     2,633.5    2,391.3      170.6      998.9

Life & Health Insurance                1,280.3      7,282.2    3,045.0       3,598.7   692.5      2,910.3      66.2       1,021.8
Mortgage Banking                         -            -          -             -         -          -            -          -

Corporate & Other                        -          2.7        (218.7)       5.2       24.2       (8.3)          -        (26.5)
                                       ---------------------------------------------------------------------------------------------
                                       $             $          $            $          $         $            $           $
Principal Life Insurance Company       2,265.9      15,004.2   37,396.3      4,066.2   3,350.2    5,293.3      236.8      1,994.2
                                       =============================================================================================
                          2005:00:00

                                       $            $          $             $         $          $            $          $
U.S. Asset Management
and Accumulation                       889.6        7,516.7    31,527.5      455.2     2,449.4    2,260.4      148.7      920.5

Life & Health Insurance                1,180.3      7,130.1    2,923.6       3,267.1   676.9      2,620.2      90.2       956.9
Mortgage Banking                         -            -          -             -         -          -            -          -

Corporate & Other                        -          3.5        (198.4)       5.1       6.8        (7.0)          -        (53.3)
                                       ---------------------------------------------------------------------------------------------

                                       $            $          $             $         $          $            $           $
Principal Life Insurance Company       2,069.9      14,650.3   34,252.7      3,727.4   3,133.1    4,873.6      238.9      1,824.1
                                       =============================================================================================

                          2004:00:00

                                       $            $          $             $         $          $            $          $
U.S. Asset Management
and Accumulation                       738.3        7,298.7    30,434.6      370.1     2,352.4    2,094.8      112.0      777.8

Life & Health Insurance                1,032.6      6,983.2    2,649.6       3,096.6   661.9      2,514.7      95.7       860.4

Mortgage Banking                         -            -          -             -         -          -            -        16.7

Corporate & Other                        -          2.9        (178.3)       2.2       13.2       (7.3)          -        13.9
                                       ---------------------------------------------------------------------------------------------

                                       $            $          $             $         $          $            $           $
Principal Life Insurance Company       1,770.9      14,284.8   32,905.9      3,468.9   3,027.5    4,602.2      207.7      1,668.8
                                       =============================================================================================

                            Schedule IV - Reinsurance
   As of December 31, 2006, 2005 and 2004 and for each of the years then ended

                                                                                                  Percentage
                                               Ceded to          Assumed                           of amount
                              Gross             Other           from Other                        Assumed to
                              Amount           ompanies         Companies        Net Amount          Net
                           ------------------------------------------------------------------------------------------------
                           ------------------------------------------------------------------------------------------------
                                                            (in millions)

2006:
                            $                  $                  $               $
Life insurance inforce     218,876.7          53,308.8           3,078.9         168,646.8           1.8%
                           ================================================================================================

Premiums:

                            $                 $                   $               $
  Life insurance           1,302.2            98.3               117.2           1,321.1             8.9%

  Accident and
  health insurance         2,927.1            182.1              0.1             2,745.1             0.0%
                           ------------------------------------------------------------------------------------------------

                            $                 $                   $               $
Total                      4,229.3            280.4              117.3           4,066.2             2.9%
                           ================================================================================================

2005:
                            $                  $                  $               $
Life insurance inforce     196,223.5          49,062.0           2,895.1         150,056.6           1.9%
                           ================================================================================================

Premiums:

                            $                 $                  $                $
  Life insurance           1,323.7            82.3               56.6            1,298.0             4.4%

  Accident and
  health insurance         2,642.9            213.5              -               2,429.4             0.0%
                           ------------------------------------------------------------------------------------------------

                            $                 $                  $                $
Total                      3,966.6            295.8              56.6            3,727.4             1.5%
                           ================================================================================================

2004:
                            $                  $                  $               $
Life insurance inforce     176,262.6          41,539.0           2,566.2         137,289.8           1.9%
                           ================================================================================================

Premiums:

                            $                 $                  $                $
  Life insurance           1,237.6            68.6               67.0            1,236.0             5.4%

  Accident and
  health insurance         2,455.5            222.6              -               2,232.9             0.0%
                           ------------------------------------------------------------------------------------------------

                            $                 $                  $                $
Total                      3,693.1            291.2              67.0            3,468.9             1.9%
                           ================================================================================================
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